Exhibit 10.1

GENERAL RELEASE AND SEPARATION AGREEMENT

This GENERAL RELEASE AND SEPARATION AGREEMENT (this “Agreement”) is entered into effective as of the 5th day of June, 2008 (the “Effective Date”) by and between g8wave Holdings, Inc., a Delaware corporation (the “Company”), and Bradley M. Mindich, an individual (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement dated as of April 21, 2006, as amended by that certain First Amendment to Employment Agreement dated January 25, 2008 (the “Employment Agreement”);

WHEREAS, the Employment Agreement permits either party to terminate the Employment Agreement with twenty (20) days prior written notice, which notice has been waived by both parties; and

WHEREAS, the Company no longer desires to employ Executive and Executive no longer desires to be employed by the Company;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Employment Agreement and Waiver of Non-Competition. The Employment Agreement is hereby terminated as of the Effective Date and shall be of no further force and effect thereafter. The Company hereby waives any and all rights it may have under the post-termination non-competition provisions of Section 4a of the Employment Agreement.

2. General Releases.

(a) Release by Executive. Except as expressly provided herein, Executive, on behalf of himself, his heirs, executors, administrators, successors and assigns (collectively referred to as the “Executive Parties”), hereby releases and discharges the Company, its affiliates, subsidiaries, parent, each of their successors and assigns, and each of their officers, directors, employees, stockholders, agents, accountants and attorneys (collectively referred to as the “Company Released Parties”), from any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, obligations, liabilities, claims, and demands whatsoever, in law, admiralty or equity (collectively, the “Claims”), which the Executive Parties ever had, now have or hereafter, can, shall or may have based upon Executive’s employment by the Company and the termination of that employment, including (i) any and all Claims of wrongful discharge or other tort, and all rights under federal, state or local law, including those that prohibit race, sex, age, religion, national origin, handicap, disability or other forms of discrimination, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, any state or local human rights laws, and all Claims under the Workers’ Compensation laws, the Equal Pay Act, the National Labor Relations Act, as amended, the Americans with Disabilities Act, the Federal Rehabilitation Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, and (ii) any and all Claims arising under any contract, including the Employment Agreement, any side letter, offer letter, policy, practice, program or plan, including Claims for severance pay, incentive compensation, change in control payments, bonus, or other compensation or benefits, but excluding, in each case, Claims arising under this Agreement.

Exhibit 10.1

(b) Release by Company. Except as expressly provided herein, the Company, on behalf of itself, its affiliates, subsidiaries, parents, officers, directors, employees and shareholders and each of their successors and assigns (collectively referred to as the “Company Releasing Parties”), hereby releases and discharges the Executive Parties from any and all Claims, which the Company Releasing Parties ever had, now has or hereafter, can, shall or may have based upon any act or omission of Executive arising through the Effective Date with respect to Executive’s employment with the Company or its subsidiaries (but not with respect to Executive’s position as a director of the Company), including, without limitation any Claims arising under any contract, including the Employment Agreement, any side letter, offer letter, policy, practice, program or plan, but excluding, in each case, Claims arising under this Agreement.

(c) Notwithstanding anything to the contrary contained in this Section 2, the releases contained in Section 2(a) and 2(b) hereof shall in no way relate to or affect (i) the obligations and liabilities of the parties pursuant to that certain Stock Purchase Agreement dated May 12, 2008, by and between the Company, Executive and PMCG Management Company, LLC (the “Stock Purchase Agreement”), and any obligations and liabilities arising out of the documents delivered in connection therewith, (ii) the right of Executive to obtain indemnification (as provided in the Company’s charter documents) with respect to any third party Claims against Executive in his capacity as an officer or director of the Company, and (iii) any rights Executive may have as a stockholder of the Company.

3. Opportunity to Review. Executive acknowledges that he has been provided with a sufficient opportunity to review this Agreement prior to signing it, and that he is knowingly and voluntarily entering into this Agreement.

4. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts, without regard to conflict of laws principles, except that the validity and enforceability of the releases not to sue with respect to Claims based on federal law shall be governed by the applicable federal law.

5. No Modification. This Agreement shall not be modified or discharged, in whole or in part, except by agreement in writing signed by the parties hereto.

6. Integration/Merger. The parties acknowledge that (a) this Agreement constitutes the entire agreement between them with respect to the termination of Executive’s employment with the Company, (b) they have not relied on any representation not contained herein, and (c) this Agreement supersedes any and all prior agreements or understandings between them with respect to the termination of Executive’s employment with the Company.

Exhibit 10.1

7. Counterparts. This Agreement may be executed in one or more counterparts and delivered by facsimile or electronic signature, each of which will be deemed an original and all of which constitute one and the same agreement.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

EXECUTIVE	G8WAVE HOLDINGS, INC.

/s/ Bradley M. Mindich Bradley M. Mindich	By:/s/ Habib Khoury Habib Khoury Chief Executive Officer